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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                  APTIMUS, INC.

                                       AND

                               XMARKSTHESPOT, INC.



                                   DATED AS OF
                                NOVEMBER 22, 2000



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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of November 22, 2000 by and among APTIMUS, INC., a Washington corporation ("Purchaser"), and XMARKSTHESPOT, INC., a California corporation ("Seller").

                                    RECITALS

        A. Purchase and Seller are each engaged in the business of providing on-line direct marketing services to marketers of consumer goods and services.

        B. Seller desires to sell certain assets and assign certain liabilities to Purchaser, and Purchaser desires to purchase such assets and assume such liabilities from Seller, all upon the terms and conditions set forth in this Agreement.

        C. As a condition to the willingness of, and an inducement to, Purchaser to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Shares (as defined herein), are entering into an agreement dated as of the date hereof (the "Stockholders Voting Agreement"), in the form of Exhibit C attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement;

                                   AGREEMENTS

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

        1. Definitions. For the purposes of this Agreement:

                "Accounts Payable Schedule" shall have the meaning given it in
Section 2.5.1 hereof.

                "Assets" shall have the meaning given it in Section 2.1 hereof.

                "Assumed Liabilities" shall have the meaning given it in Section
2.2 hereof.

                "Assumed Promissory Note Debt" shall have the meaning given it in Section 2.2 hereof.

                "Balance Sheets" shall mean the unaudited balance sheets of Seller, which shall include unaudited income statements of Seller, as of December 31, 1998 and 1999 and September 30, 2000.

                "Business" shall mean the business as a going concern of Seller as conducted through the Closing Date and that portion of Purchaser's business attributable to the Assets subsequent to the Closing Date.

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                "Closing" shall mean consummation of the transactions
contemplated in Section 3 hereof with respect to the purchase of the Purchased Assets.

                "Closing Date" shall mean the date on which Closing is to occur, determined as provided in Section 3.1 hereof.

                "Code" shall mean the Internal Revenue Code of 1986, as amended.

                "Contracts" shall have the meaning given it in Section 2.2 hereof.

                "Environmental Laws" shall have the meaning given it in Section
4.19 hereof.

                "Escrow" shall have the meaning given it in Section 2.5.2 hereof.

                "Escrow Agreement" shall have the meaning given it in Section
2.5.2 hereof.

                "Excluded Liabilities" shall have the meaning given it in
Section 2.3 hereof.

                "GAAP" shall mean generally accepted accounting principals, consistently applied.

                "Indemnitee" shall have the meaning given it in Section 9.1.3 hereof.

                "Indemnitor" shall have the meaning given it in Section 9.1.3 hereof.

                "Indemnity Amount" shall have the meaning given it in Section
9.2 hereof.

                "Intellectual Properties" shall have the meaning given it in
Section 4.13 hereof.

                "Lease" shall have the meaning given it in Section 4.12 hereof.

                "Person" shall mean any natural person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

                "Promissory Note" shall mean that certain Promissory Note, dated October 31, 2000, in the principal sum of up to $210,000, with Seller as Maker and Purchaser as Holder.

                "Property" shall mean all property, of whatever kind or description, owned by, used or to which Seller has rights in connection with its business, including, without limitation, all patents, trademarks, service marks, copyrights and applications for any of the foregoing; all trade secrets, software programs, code and licenses, and other proprietary rights and information; computer hardware, structures; trade fixtures; equipment; machinery; contract rights and general intangibles; cash, bank deposits and similar cash or cash equivalent items existing as of the Closing Date (whether or not arising from the operation of Seller's business), trade and other accounts receivable, net of any credit balances, accrued in accordance with GAAP arising from the operation of Seller's business, records, documents, inventory, finished goods, raw materials and good will.

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                "Purchase Price" shall have the meaning given it in Section 2.4 hereof.

                "Purchased Assets" shall have the meaning given it in Section
2.2 hereof.

                "Purchaser" shall mean Aptimus, Inc., a Washington corporation.

                "Real Estate" shall mean that certain parcel of improved real property, situate in San Francisco, San Francisco County, California, subject to the Lease.

                "Reports" shall have the meaning given it in Section 4.25.3 hereof.

                "Restricted Period" shall have the meaning given it in Section
6.3 hereof.

                "Retained Shares" shall have the meaning given it in Section 2.5 hereof.

                "Securities Act" shall have the meaning given it in Section
4.25.1 hereof.

                "Seller" shall mean XMarkstheSpot, Inc., a California corporation.

                "Seller Disclosure Schedule" shall mean the Disclosure Schedule delivered by Seller to Purchaser identifying the matters described herein.

                "Seller Receivables" shall have the meaning given it in Section
6.4 hereof.

                "Settlement Date" shall mean the date 120 days after the Closing Date.

                "Shares" shall have the meaning given it in Section 2.4 hereof.

                "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including without limitation, income, excise, gross receipts, personal property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States, or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments.

        2. The Acquisition.

                2.1 Purchase of the Assets. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, on the Closing Date, all Property, including without limitation, the assets set forth on Schedule 2.1 of the Seller Disclosure Schedule (together, the "Assets").

                2.2 Assumed Liabilities. Subject to the terms and conditions of this Agreement, Seller hereby assigns, transfers and sets over to Purchaser all of its right, benefits, duties and obligations, and Purchaser hereby agrees to assume, pay, perform and fully discharge all of the liabilities of Seller (together, the "Assumed Liabilities"), arising from and after the Closing Date under the leases, contracts and other agreements and undertakings listed on

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Schedule 2.2 of the Seller Disclosure Schedule (together, the "Contracts") and no others. In addition, the Assumed Liabilities shall include one-half (1/2) of the total liability of Seller ("Assumed Promissory Note Debt") arising under the Promissory Note for payments of ordinary course liabilities of the Business arising from and after October 31, 2000 through the Closing Date, that payment for which has received the prior written approval of Purchaser's Chief Financial Officer; provided, that such ordinary course liabilities not exceeding $300 in each instance shall require only the prior written notice to, but not the prior written approval of, Purchaser's Chief Financial Officer; and provided, further, that the Assumed Promissory Note Debt shall not exceed $105,000. The Assets and the Contracts are collectively referred to herein as the "Purchased Assets."

                2.3 Excluded Liabilities. Purchaser shall not assume any liabilities other than the Assumed Liabilities and the Assumed Promissory Note Debt, and specifically shall not assume and expressly disclaims any and all other obligations of Seller, accrued, absolute or contingent, known and unknown, including without limitation, any of the following obligations and liabilities (all obligations and liabilities not specifically assumed by Purchaser herein are defined as the "Excluded Liabilities"):

                        2.3.1 Taxes. Any and all Taxes not specifically identified as an Assumed Liability, either accruing on or relating to periods prior to the Closing Date, or accruing to Seller as a result of the transactions and undertakings contemplated by this Agreement, and any penalties or interest thereon.

                        2.3.2 Litigation. Any claim, judgment, penalty, settlement agreement or other obligation to pay damages, penalties or assessments, including without limitation attorneys' fees and costs, in respect of any action or proceeding that is pending or threatened prior to the Closing Date, including without limitation, those listed on Schedule 4.17 of the Seller Disclosure Schedule.

                        2.3.3 Claims. Any claims and liabilities that relate to actions, omissions, injuries, practices or events that occurred on or before the Closing Date whether based on any act, obligation or omission of Seller or others, including without limitation, claims based on contract, statute, accidents, workers' compensation, product liability, negligence, strict liability or infringement.

                        2.3.4 Hazardous Materials. Any claims, suits, liabilities, fines, judgments or assessments arising under applicable Environmental Laws arising from or in any way connected with Seller's operation of the Business.

                        2.3.5 Employment Obligations; Severance. All claims, liabilities and obligations (whether based on tort, contract, statute or otherwise) from whatever source such obligations and costs arise, including without limitation, contractual obligations, notice to employees, employment manuals, course of dealings, past practices, obligations relating to applicable tax code provisions, or otherwise, relating to the employment of any Person by Seller, including matters pertaining to existing and past employment practices of Seller and all severance obligations and other costs of termination of employees of Seller wherever located resulting from the termination or cessation of employment, for any period occurring on or prior to the Closing Date.


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                        2.3.6 Indebtedness. Any loan, note, advance, credit,
payable, intracompany allocation or other form of indebtedness of any kind or nature owing by Seller as of the Closing Date not otherwise specifically identified as an Assumed Liability or the Assumed Promissory Note Debt.

                        2.3.7 Transaction Costs. Any cost, fee, charge, Tax, or other obligation of Seller incurred or arising as a result of the transactions and undertakings contemplated by this Agreement, including without limitation, attorneys' fees, brokers' fees and all related costs and charges.

                        2.3.8 Shareholder Rights. Any obligations or liabilities owing to holders of Seller's equity securities, or holders of rights, options or warrants to purchase or convert to such securities, including without limitation, any rights to payment, distribution, conversion, indemnification, participation, allocation, registration or accounting.

                2.4 Purchase Price. Subject to the terms and conditions of this Agreement, in full consideration for the Assets, and in addition to Purchaser's assumption of the Assumed Liabilities, Purchaser shall pay to Seller the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Purchase Price") consisting of: (a) One Million Five Hundred Thousand Dollars ($1,500,000) cash;
(b) the Assumed Promissory Note Debt; and (c) that number of shares of unregistered Aptimus, Inc. common stock ("Shares") obtained by dividing that portion of the Purchase Price remaining after subtracting the cash and Assumed Promissory Note Debt components thereof by Two Dollars ($2.00).

                2.5 Method of Payment. The Purchase Price shall be paid as follows:

                        2.5.1 On the Closing Date. Not later than two business days prior to the Closing, Seller shall deliver to Purchaser a complete and final schedule ("Accounts Payable Schedule") of all debt and payment obligations of Seller then outstanding, secured and unsecured, whether arising in the ordinary course of business or otherwise, which debt and payment obligations Seller acknowledges are Excluded Liabilities. The Accounts Payable Schedule shall include the identity of the creditor, the full invoiced amount owing to such creditor, the final, compromised amount owing, if different, and any comments Seller may have in connection with such obligation. Purchaser shall reserve from the cash portion of the Purchase Price an amount equal to the sum of all debts and obligations identified on the Accounts Payable Schedule and, with the reasonable assistance and oversight of Scott Rozic, shall promptly following the Closing satisfy each of the identified debts and obligations for and on behalf of Seller with such reserved cash proceeds; provided, that Purchaser may, in its sole discretion and only with the written agreement of the subject creditor, elect to assume sole liability with respect to certain of the obligations of Seller identified on the Accounts Payable Schedule and, in lieu of the immediate payment of cash therefor, retain from Seller's cash an amount equal to the principal obligation so assumed and satisfy each such obligation in a manner and pursuant to a schedule as each such creditor may agree, and Purchaser shall defend, indemnify and hold Seller harmless from any such obligations so assumed. The balance of the cash portion of the Purchase Price remaining after deducting the sum of all debts and liabilities identified on the Accounts Payable Schedule, if any, shall be paid to Seller at Closing pursuant to wire instructions provided by Seller to Purchase at least two business days prior to Closing. Two Hundred Sixty Thousand

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(260,000) Shares of the total number of Shares comprising the Share portion of the Purchase Price shall be delivered by Purchaser to Seller at the Closing, registered on the books of Purchaser in such names as Seller shall provide to Purchaser no later than two business days prior to the Closing; provided that in the event the cash portion of the Purchase Price is insufficient to satisfy all of the debts and liabilities identified on the Accounts Payable Schedule, Purchaser shall satisfy the excess liabilities and deduct from the Share portion of the Purchase Price to be delivered at Closing that number of Shares equal to the quotient of the difference between aggregate Accounts Payable Schedule liability and $1,500,000 divided by $2.00. In addition to the foregoing, the Assumed Promissory Note Debt shall be assumed by Purchaser as of the Closing Date.

                        2.5.2. On the Settlement Date. The remaining One Hundred Eighty-Seven Thousand Five Hundred (187,500) Shares ("Retained Shares") shall be registered in the name of Seller and held in escrow through the Settlement Date by ChaseMellon Shareholder Services (the "Escrow") pursuant to an escrow agreement ("Escrow Agreement") in such form as Purchaser and Seller may agree prior to Closing, and such additional instruments as Escrow may require. On the Settlement Date, that number of Shares equal to the Indemnity Amount, if any, shall be deducted from the Retained Shares, and the Retained Shares, as so adjusted, shall be delivered to Seller at the address set forth in Section 11 hereof registered in such names as Seller shall provide to Purchaser no later than two business days prior to the Settlement Date.

        3. Closing.

                3.1 Time and Place of Closing. The Closing shall occur at the offices of Purchaser, 95 South Jackson Street, Seattle, WA 98104, at 12:00 noon local time no later than three (3) business days following the date all third-party consents, approvals and related agreements to the transactions contemplated by this Agreement have been obtained, or such other time and place as the parties may otherwise agree in writing but in no event later than December 15, 2000.

                3.2 Obligations to Be Performed at Closing. At Closing:

                        3.2.1 Bill of Sale. Seller shall deliver title to the Assets and control thereof to Purchaser. Seller shall execute and deliver a Bill of Sale substantially in the form attached hereto as Exhibit 3.2.1.

                        3.2.2 Further Assurances. Each of the parties shall execute all other documents and take such other actions as are required by other covenants contained in this Agreement or which are otherwise reasonably necessary to carry out the terms of this Agreement and consummate the transactions contemplated hereby.

        4. Representations and Warranties of Seller. To induce Purchaser to enter into and perform this Agreement, and subject to the exceptions set forth in the Seller Disclosure Schedule (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates), Seller represents and warrants to Purchaser as follows that:

                4.1 Legal Status of Seller. Seller is a corporation duly organized, validly

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existing and in good standing under the laws of the State of California, and it has all requisite power and authority to own, lease and operate its properties and assets and carry on the business as it is now conducted. Seller is duly qualified to transact business as a corporation and is in good standing in all jurisdictions in which the failure to be so qualified would result in a material liability to Seller or have a material adverse effect upon the business of Seller. Seller has full power and authority to execute, deliver and perform this Agreement.

                4.2 Due Authorization and Execution. This Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

                4.3 Subsidiaries and Affiliates. Seller does not own, directly or indirectly, any capital stock or other equity securities of, or otherwise control, any corporation, partnership, limited liability corporation or partnership, joint venture or other business association.

                4.4 No Approvals or Notices; No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions by Seller contemplated hereby will not (a) conflict with or constitute a default or material violation (with or without the giving of notice, or the lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority, or of any permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to Seller or Seller's assets; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person as relates to Seller other than as listed on Schedule 4.4 of the Seller Disclosure Schedule, (c) result in a default (with or without the giving of notice, or the lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or give rise to an acceleration of any obligation or to loss of a material benefit under, any agreement, lease, note, bond, mortgage, indenture or other restriction, encumbrance, obligation or liability to which Seller is a party or by which Seller is bound or to which Seller's Assets are subject; (d) result in the creation of any lien or encumbrance upon any of the Assets of Seller, or (e) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws of Seller.

                4.5 Title to the Purchased Assets. Seller has good and marketable title to the Purchased Assets, free and clear of any liens, mortgages, pledges, encumbrances, security interests, restrictions, covenants, adverse claims and charges of any kind other than those set forth on Schedule
4.5 of the Seller Disclosure Schedule.

                4.6 Balance Sheets. The Balance Sheets delivered to Purchaser by Seller have been prepared in accordance with GAAP, except that such Balance Sheets do not include the footnotes and statements of cash flow required by GAAP, and they fairly present, subject to the foregoing exception, the assets, liabilities and shareholders' equity of Seller (or any predecessor entity) as of the dates thereof and the results of its operations for the indicated periods, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.


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                4.7 Absence of Undisclosed Liabilities. Except for its
obligations arising under this Agreement, its obligations under the Contracts described on Schedule 2.2 hereof (correct and complete copies of which have been provided to Purchaser), the obligations described on Schedule 4.7 of the Seller Disclosure Schedule and the Excluded Liabilities, Seller has no material liabilities, obligations or commitments of any nature (whether accrued, absolute or contingent, known or unknown, and whether matured or unmatured), including, without limitation, any indebtedness for borrowed money and all tax liabilities due or to become due.

                4.8 Absence of Certain Changes or Events. Except as specifically provided in this Agreement or as otherwise disclosed on Section 4.8 of the Seller Disclosure Schedule, Seller has not, since the date of the most recent Balance Sheet, and will not through and including the Closing Date:

                        4.8.1 entered into or agreed to enter into any material transaction, agreement or commitment other than in the ordinary course of business;

                        4.8.2 forgiven or canceled any indebtedness or waived any claims;

                        4.8.3 entered into any contract with or commitment to any individual regarding such person's employment as an employee or engagement as an independent contractor (including any salary, bonus, pension, profit-sharing, severance, or other plan or commitment for compensation);

                        4.8.4 entered into any transaction, agreement or commitment that, individually or in the aggregate, has or have interfered or reasonably could be expected to interfere materially with the normal and usual operations of the Business;

                        4.8.5 suffered any material adverse change in its working capital, financial condition, assets, earnings, reserves or operations;

                        4.8.6 borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any debt obligation, except debt obligations incurred in the ordinary course of the Business;

                        4.8.7 paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge, and satisfaction in the ordinary course of the Business of liabilities and obligations reflected or reserved against in the Balance Sheets or incurred in the ordinary course of business;

                        4.8.8 permitted or allowed any of the Property to be subjected or subordinate to any mortgage, pledge, lien, security interest or encumbrance;

                        4.8.9 sold, transferred or otherwise disposed of any of the Property other than in the ordinary course of business;

                        4.8.10 declared, paid or set aside for payment any dividend or other distribution in respect of Seller's capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Seller, or otherwise

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permitted the withdrawal by any Person from Seller of any cash or other assets
(real, personal or mixed, tangible or intangible), in compensation, payment of indebtedness, or otherwise, other than payments of compensation in the ordinary course of business;

                        4.8.11 paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Person, except as described on Schedule 4.8.11 of the Seller Disclosure Schedule;

                        4.8.12 entered into any power of attorney or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) with Seller as guarantor, surety, cosigner, endorser, comaker or indemnitor in respect of the obligation of any other Person; or

                        4.8.13 agreed, whether in writing or otherwise, to take any action described in this Section 4.8.

                4.9 Leasehold Interest. Seller has a valid leasehold interest (arising from the lease(s) described on Schedule 4.12 of the Seller Disclosure Schedule) in certain real property described on Schedule 4.9 of the Seller Disclosure Schedule, including all improvements, fixtures and appurtenances thereto. Seller does not hold any interest in real property not described on
Schedule 4.9 of the Seller Disclosure Schedule.

                4.10 Nature and Condition of Assets. The description of the Assets set forth on Schedule 2.1 of the Seller Disclosure Schedule is an accurate and complete description of all material Assets used in the conduct of the Business. The Assets are in good condition and repair, except for normal wear and tear, and are adequate for the uses to which each is being put by Seller. All equipment, computer hardware, fixtures, parts and supplies are of good and merchantable quality, useable in accordance with customary business practices in the ordinary course of business.

                4.11 Contracts. All material contracts, agreements, commitments and instruments to which Seller is subject or by which it is bound are listed on
Schedule 4.11 of the Seller Disclosure Schedule. True and complete copies of all such contracts and agreements (and all amendments thereto) have been delivered to Purchaser. Seller has performed all material obligations imposed upon it under each contract to be performed prior to the Closing Date. Neither Seller nor to the knowledge of Seller (including Seller's actual knowledge and such knowledge as should have been obtained by Seller in the reasonable conduct of the Business) any other party to any such contract has entered into any course of dealing or course of performance contrary in any material respect to the express terms of such contract. Neither Seller nor to the knowledge of Seller (including Seller's actual knowledge and such knowledge as should have been obtained by Seller in the reasonable conduct of the Business) any other party to any such contract is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by Seller thereunder. Except as set forth on Schedule 4.11 of the Seller Disclosure Schedule, no consent is required from any party under any such contract in connection with the consummation of the transactions contemplated by this Agreement.

                4.12 Leases. The lease ("Lease") creating Seller's leasehold interests in the Real Estate is described on Schedule 4.12 of the Seller Disclosure Schedule. Other than the

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Lease, there are no leases, subleases, tenancies or licenses of any portion of the Real Estate. The Lease is valid, in full force and effect and there are no existing defaults by Seller, or to Seller's knowledge the landlord, and Seller has not received notice of default with respect to the Lease, nor has there been any event which with the giving of a notice, or the lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 4.12 of the Seller Disclosure Schedule, no consent is required from any party under the Lease in connection with the consummation of the transactions contemplated by this Agreement, and Seller has not received notice nor has any knowledge that any party to the Lease intends to cancel, terminate or refuse to renew same or to exercise or decline to exercise any option or other right thereunder.

                4.13 Proprietary Rights. Schedule 4.13 of the Seller Disclosure Schedule sets forth a true and complete list of all patents, patent applications, trademark and service mark rights and registrations, applications for trademark and service mark registration, copyrights and registrations, applications for copyright registration, assignments, license agreements (whether written or oral) and other registrations, applications, documents and other instruments evidencing proprietary rights, domestic and foreign, or evidencing any patent, copyright, trademark, trade name, service mark, trade dress, trade secret or other intellectual property rights that are necessary or desirable in the conduct of the Business (together, the "Intellectual Properties"). Except as set forth in Schedule 4.13 of the Seller Disclosure Schedule, Seller possesses full right and authority to use all know-how, proprietary information, copyrights, trademarks, patent rights and other proprietary and intellectual properties necessary to the conduct of the Business as presently conducted without infringing the rights of others, including the Intellectual Properties, all of which are transferred to Purchaser pursuant to this Agreement, free and clear of all liens, claims, options, charges, encumbrances, security interests or claims of ownership of any person or of any obligation to pay royalties, license fees or other payments. Except for any agreements with Purchaser, Seller has not entered into any agreement pursuant to which it has agreed not to compete with any person. The operations of Seller as currently conducted do not infringe any copyright, trademark, service mark, trade name, patent rights or any other right of any Person, whether registered or unregistered, nor do they involve the misappropriation of any trade secret of any Person. Seller has not received notice from any Person alleging that such infringement or misappropriation has occurred or is continuing.

                4.14 Licenses, Permits, Authorizations, Etc. Seller has received and currently holds all required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state or local, the failure to obtain which would have a material adverse effect on the assets, liabilities or financial condition of Seller or the operation of the Business.

                4.15 Condemnation and Similar Proceedings. Neither the whole nor any portion of the Assets or any other asset of Seller is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental or quasi-governmental entity, with or without payments of compensation therefor, nor has any such condemnation, expropriation or taking been proposed or threatened.

                4.16 Taxes. Seller has duly and timely filed with the appropriate governmental agencies (domestic and foreign), or obtained extensions for filing, all tax returns, information returns and reports for all Taxes required to have been filed by Seller. Seller has paid in full all taxes (domestic and foreign and including, without limitation, withholding obligations), interest and other governmental charges and penalties that have become due pursuant to such returns that have been filed or for which extensions have been obtained, and all other Taxes, interest and other governmental charges and penalties that have become due and payable. Seller has not filed nor entered into any election, consent, extension agreement or waiver that extends any applicable statute of limitations. Seller is not a party to any action or proceeding, pending or threatened, by any governmental authority, domestic or foreign, for assessment or collection of Taxes, no unresolved claim for assessment or collection of such taxes has been asserted against Seller; and no audit or investigation by foreign, federal, state or local governmental authorities is under way with respect to Seller. There are no liens for current taxes not yet due (other than personal property taxes relating to the Property) with respect to Seller or the Property.

                4.17 Legal Proceedings. Except as described on Schedule 4.17 of the Seller Disclosure Schedule, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the best knowledge of Seller, threatened against Seller before or by any court or governmental or non-governmental department, commission, board, bureau, agency, instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations naming Seller which would alone or in the aggregate have or would be expected to have any material adverse effect upon the business, business prospects, assets or financial condition of Seller.

                4.18 Compliance With Laws.

                        4.18.1 Generally. Seller has complied, and is in compliance, with all federal, state and local laws, rules, regulations, ordinances, decrees and orders applicable to the operation of the business, or to its owned or leased properties, the failure to comply with which would have a material adverse effect on the business or the assets or operations of the Business.

                        4.18.2 Building Codes, Zoning, Etc. Without limiting the provisions of Section 4.18.1 hereof, Seller is not in violation of any applicable building, zoning, fire or other similar law, ordinance or regulation in respect of the Real Estate or any of its plants, structures or facilities or its operations, the failure to comply with which would have a material adverse effect on the Business. Seller has not received notification that Seller is in violation of any such law, ordinance or regulation, and no proceeding or inquiry has been initiated or threatened with respect to any alleged violation (against Seller or in any way relating to the Property) of any such laws, ordinances or regulations. No such law, ordinance or regulation currently restricts, or based upon the Business as currently conducted, may reasonably be expected to restrict, the use in the business of all or any portion of the Real Estate or the conduct thereon of the Business.

                4.19 Environmental Matters. The Real Estate and the Property and their existing uses by Seller complies and has at all times in the past complied with, and Seller is in compliance with and have not violated, any applicable federal, state, county or local statutes, laws, regulations, guidelines, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions, or orders of any governmental agency relating to environmental (including without limitation air, water, groundwater, soil, sediments, noise and odor) matters (together, the "Environmental Laws"), including without limitation local, state and federal clean air laws and regulations, including but not limited to the federal Clean Air Act, 42 U.S.C. Sections 7401 et seq.; local, state and federal water pollution control laws and regulations, including but not limited to the federal Clean Water Act, 33 U.S.C. Sections 1251 et seq. and the Porter-Cologne Act; the Resource

Conservation and Recovery Act (as amended by the Hazardous Waste and Solid Waste Amendments of 1984 and 1991), 42 U.S.C. Sections 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act of 1986)("CERCLA"), 42 U.S.C. 9601 et seq.; and all other applicable federal, state, county, local and foreign environmental requirements. Without limiting the generality of the foregoing:

                        4.19.1 Seller possesses valid and current permits, licenses, authorizations and/or registrations for all activities that require a permit, license, authorization and/or registration, including but not limited to water discharges, air emissions, hazardous waste generation, storage and disposal, and use of underground storage tanks;

                        4.19.2 there has not been any "release," "threatened release" or "disposal" of "Hazardous Substances," "Pollutants" or "Contaminants" (as defined in CERCLA or such applicable state and local laws that may exist), petroleum products or hazardous or solid wastes on or from the Real Estate or the Property, or any other asset owned, leased or used by Seller including, without limitation, release of Hazardous Substances, Pollutants or Contaminants, petroleum products or hazardous or solid wastes that could subject Seller, the Real Estate or the Property to material liability under the Environmental Laws;

                        4.19.3 there is no work, repair, or construction in a material amount, material capital expenditure, or materially increased operating cost with respect to the Real Estate or the Property that is required in order for Seller to obtain all the permits, licenses and authorizations necessary under the Environmental Laws for Seller to carry on the Business as currently conducted, or to attain or maintain compliance under the Environmental Laws; and

                        4.19.4 neither Seller nor any predecessor entity has ever received notification of any violation of any Environmental Laws relating to the Business or the Real Estate or the Property or their use; there are no writs, injunctions, decrees, orders or judgments outstanding, and no actions, claims, proceedings or investigations pending or threatened under the Environmental Laws relating to the ownership, use, maintenance or operation of the business, the Real Estate or the Property; and Seller has no knowledge of any basis for any such actions, claims, proceedings or investigations being instituted or filed.

                4.20 Labor Relations; Employment. Seller is not a party to any collective bargaining contracts nor any other contracts or understandings with any labor unions or any other representative of the Seller's employees and no collective bargaining agreement is currently being negotiated by Seller. Except as disclosed on Schedule 4.20 of the Seller Disclosure Schedule, Seller is not a party to any written employment agreement with any of its officers, directors, employees, consultants, agents or other persons, and any such agreement is terminable by Seller at will without penalty or cost to such Person, except as prohibited by applicable law.

                Seller is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages. No grievance which might have a material adverse effect on Seller in the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted. Seller has no present or threatened labor disturbances or pending arbitration, unfair labor practice, grievance or other proceedings nor litigation which materially and adversely affects or may materially or adversely affect the financial condition of Seller with respect to its employees and has had no such labor disturbance, proceedings or litigation for the past eighteen
(18) months and which remains unresolved on the date hereof. Seller does not know of any present or threatened walkout, strike or any similar occurrence which materially or adversely affects or may materially or adversely affect the assets, properties, business, condition or prospects of Seller.

                Seller acknowledges that the individuals identified on Schedule
4.20 of the Seller Disclosure Schedule are deemed by Purchaser to be key technology employees, the loss of any one of which in the six month period following the Closing Date would have a material adverse effect on the Business and Purchaser, and Seller agrees that the remedy for any such loss shall be as specified in Schedule 4.20 of the Seller Disclosure Schedule.

                4.21 Relations with Partners and Clients. To the best knowledge of Seller, the relationships of Seller with its partners and clients, taken as a whole, are good commercial working relationships and within the last twelve (12) months no material partner or client of Seller has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Seller or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to Seller or its usage of the services or products of Seller. Seller has no knowledge: (i) of any material adverse condition affecting the services available to Seller; or (ii) that any such partner or client intends to cancel or otherwise modify its relationship with Seller or to materially decrease or limit its services to Seller or its usage of the services or products of Seller. The parties recognize that the nature of Seller's Business is that engagements are often on a campaign-by-campaign basis, and that some clients complete their current campaigns (until the client wishes to do another campaign); accordingly the parties agree that any such non-continuance or non-renewal shall not be deemed to constitute "cancellation" , "termination", "decreased", or "modified" as such concepts are used in this Section 4.21.

                4.22 Employee Benefit Plans. Seller maintains no "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended.

                4.23 Brokerage. Neither Seller nor any director, officer, agent or employee acting on behalf of Seller has retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fees due in violation of the foregoing representation shall be paid by Seller.

                4.24 Information Furnished. Neither this Agreement, the Sellers Disclosure Schedule, nor the information and reports furnished by Seller to Purchaser in connection with this Agreement, taken as a whole, contain any material misstatement of fact or omit to state any material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading.

                4.25 Securities Laws.

                        4.25.1 Seller and each of its shareholders who shall be receiving the Shares are accredited investors for purposes of Rule 501 under Regulation D of the Securities Act of 1933, as amended (the "Securities Act") and, accordingly, each has sufficient experience in evaluating and investing in private placement transactions of securities and companies similar to Purchaser so that it is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its own interests.

                        4.25.2 Seller and each of its shareholders acknowledges that the Shares will not be registered under the Securities Act or the securities laws of any state of the United States and that Purchaser has offered and is issuing and selling the Shares to Seller in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and similar exemptions under the securities laws of all applicable jurisdictions. Seller and each of its shareholders who shall be receiving the Shares are acquiring all the Shares for investment for their own account and not with a view to the resale or distribution of any of the Shares, in whole or in part and of record or beneficially, to any other Person. Seller and each of its shareholders who shall be receiving the Shares acknowledge that the Shares are not being purchased as a result of any general solicitation or general advertising.

                        4.25.3 Seller and each of its shareholders who shall be receiving the Shares have had an opportunity to review a copy of Purchaser's Annual Report on Form 10-K, for the fiscal year ending December 31, 1999, and Purchaser's Quarterly Report on Form 10-Q, for the quarters ending March 31, 2000, June 30, 2000, and September 30, 2000 (together, the "Reports"). Seller and each of Seller's shareholders who shall be receiving the Shares has carefully reviewed such Reports and has made inquiry concerning Purchaser, its business, its personnel and its prospects. Seller and each shareholder who shall be receiving the Shares has had an opportunity to discuss Purchaser's business, management and financial affairs with its management. Seller and each shareholder who shall be receiving the Shares has also had an opportunity to ask questions of officers of Purchaser concerning the business of Purchaser, which questions were answered to the satisfaction of Seller or such shareholder, as the case may be.

                        4.25.4 Seller and each shareholder who shall be receiving the Shares acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and the securities laws of every jurisdiction applicable to such resale or unless exemptions from such registration requirements are available. Seller and each shareholder who shall be receiving the Shares further acknowledges that Purchaser has no obligation to register the Shares under the Securities Act or the securities laws of any state of the United States; provided, that Purchaser may, in its sole discretion, elect to register the Shares at some time in the future, if, in Purchaser's reasonable business judgement, such registration is in the best interests of Purchaser and its shareholders, taken as a whole.

                        4.25.5 Seller and each shareholder who shall be receiving the Shares consents to the placement of the following legend on the certificates representing the Shares and the placement of a stop-transfer order in the stock records of Purchaser to prohibit the recording of a transfer of the Shares other than in compliance with such legend:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUCH SECURITIES MAY NOT BE OFFERED FOR RESALE, SOLD, ASSIGNED OR OTHERWISE HYPOTHECATED FOR VALUE (INCLUDING BY ANY PLEDGEE) UNLESS (A) THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES, OR (B) THE SECURITIES ARE OFFERED AND SOLD IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, AT THE OPTION OF THE COMPANY, THE HOLDER PROVIDES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT.

        5. Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

                5.1 Legal Status of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, has all requisite corporate power and authority to acquire the Assets, to assume the Assumed Liabilities and to carry on its business as it is now being conducted. Purchaser has full power and authority to execute, deliver and perform this Agreement.

                5.2 Due Authorization and Execution. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

                5.3 No Approvals or Notices; No Conflicts. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a default or violation (with or without the giving of notice, or the lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority, or of any permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to Purchaser or to Purchaser's properties or assets; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person as relates to Purchaser;
(c) result in a default (with or without the giving of notice, or the lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or give rise to an acceleration of any material obligation or to loss of a material benefit under, any material agreement, lease, note, bond, mortgage, indenture or other restriction, encumbrance, obligation or liability to which Purchaser is a party or by which Purchaser is bound or to which Purchaser's assets are subject; (d) result in the creation of any material lien or encumbrance upon any of the assets of Purchaser; or (e) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws of Purchaser.

                5.4 The Shares. Upon delivery of stock certificates by Purchaser representing the Shares and Retained Shares, receipt by Purchaser of the Purchased Assets, and satisfaction of such conditions as may apply under this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable outstanding shares of common stock of Purchaser.

                5.5 Legal Proceedings. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the best knowledge of Purchaser after due inquiry, threatened against Purchaser before or by any court or governmental or non-governmental department, commission, board, bureau, agency, instrumentality, or any other Person which if resolved adverse to Purchaser would preclude Purchaser from satisfying any material obligation under this Agreement. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations naming Purchaser which restrict or prohibit the transactions contemplated herein. There is no material litigation required to be reported by Purchaser to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, except as set forth in the Reports.

                5.6 Brokerage. To the extent Purchaser has retained a broker or other investment advisor to assist in the negotiation and consummation of this Agreement, any brokerage or finder's fee due such Person shall be paid by Purchaser.

                5.7 No Adverse Change. Since the date of the most recent Report filed by Purchaser with the Securities and Exchange Commission and the date of such additional business information provided by Purchaser to Seller, there has been no material adverse change in the business, prospects, assets, or results of operations, or in the condition, financial or otherwise, of Purchaser and its subsidiaries, taken as a whole.

        6. Covenants of the Parties.

                6.1 Covenants of Seller. Seller covenants and agrees with Purchaser to perform and observe the following:

                        6.1.1 Inspection. From the date of this Agreement to and including the Closing Date, Seller will grant to Purchaser, its representatives, employees, accountants, agents and attorneys full access to, and the opportunity to examine, and make copies of, all books, records, documents, instruments and papers of Seller, and the right during normal business hours to inspect all of Seller's properties, assets and operations; and Seller will cause its agents, employees, managers, attorneys and accountants to furnish such additional information as Purchaser shall from time to time reasonably request.

                        6.1.2 Cooperation. Seller will fully cooperate with Purchaser and with Purchaser's counsel and accountants in connection with any steps required to be taken as part of Seller's obligations under this Agreement. Seller will use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as reasonably possible and to obtain all consents and approvals necessary for the due performance of this Agreement and for the satisfaction of the conditions hereof.

                        6.1.3 Advice of Claims. From the date of this Agreement to and including the Closing Date, Seller will promptly advise Purchaser in writing of the commencement or notice of any claims, litigation or proceedings against or affecting Seller.

                        6.1.4 Conduct Prior to the Closing. From the date of this Agreement to and including the Closing Date, except as specifically provided in this Agreement or otherwise specifically approved in each instance in writing by Purchaser:

                                (a) Seller will not knowingly take any action
or, insofar as it is able to do so, suffer to be taken any action that will cause any representation, warranty or schedule to this Agreement to be untrue at the Closing Date;

                                (b) Seller will carry on the Business in the
ordinary course, and Seller shall not institute any materially new methods of distributing, purchasing, selling, leasing, management, developing, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business;

                                (c) Seller will not organize any new subsidiary
or acquire any capital stock or other equity or ownership interest in any business;

                                (d) Seller will preserve its existence and use
its best efforts to preserve its relationships with suppliers, customers, clients, partners and others having business relations with it;

                                (f) Seller shall not do any act or omit to do
any act, or, insofar as it is able to do so, permit any act or omission to act, which will cause a breach of any material contract or commitment of Seller; and

                                (g) Seller shall not make any payment or
distribution to, or otherwise engage in any transaction of any kind with, any shareholder or creditor of Seller, except as otherwise provided herein.

                        6.1.5 Additional Information. Seller will promptly furnish Purchaser with copies of Seller's unaudited balance sheets and statements of income or earnings prepared for any periods subsequent to the date of the Balance Sheets and prior to the Closing Date in the form customarily prepared by Seller.

                        6.1.6 Delivery of Purchased Assets. Commencing on the Closing Date and continuing thereafter, Seller shall cause to be delivered into the possession or control of Purchaser all of the Purchased Assets, which shall include, without limitation, the original copies of Contracts and the original copies of all records, files, documents, correspondence and papers pertaining to the Purchased Assets.

                        6.1.7 Use of Names. As of the Closing, Seller will refrain from using "XMarkstheSpot," or any similar names as a trade name, trademark or service mark in connection with any business or activity, and within ten (10) days of the Closing Date, Seller will change its corporate name to a name the parties mutually agree upon.

                        6.1.8 Further Actions. Seller shall, at any time and upon the request of Purchaser, do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, assignments, transfers, conveyances, assurances and other instruments and actions as may be reasonably required for the transferring, conveying, assigning, delivering, assuring and assisting in collecting and reducing to the possession of Purchaser of any and all of the Purchased Assets. Without limiting the generality of the foregoing, Seller will use its best efforts to provide to Purchaser any financial statements or other information that may be required by the Securities and Exchange Commission or other regulatory authority. Seller further agrees to perform or cause to be performed at and after the Closing Date hereof any and all further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

                        6.1.9 Income and Other Taxes. Seller shall in a timely manner file all income, sales, use, franchise and other tax returns and pay related required taxes associated with the operations of Seller through and including the Closing Date and those arising from the transactions contemplated hereby, including capital gains tax, if any, except the parties intend that Purchaser shall receive the benefit of all of Seller's operating loss carry forward tax credits applicable to Seller's operation of the Business for all periods prior to the Closing Date pursuant to Section 381 of the Code, subject to the provisions of Section 382 of the Code.

                        6.1.10 Employees. As of Closing, Seller shall have terminated all of its employees and independent contractors. At the request of Purchaser, Seller shall assist Purchaser in hiring any former employees and retaining any independent contractors of Seller. Except for the individuals identified on Schedule 6.1.10 of the Seller Disclosure Schedule who each have accepted a conditional offer of employment from Purchaser that is subject to the consummation of the transactions contemplated hereunder, Purchaser is under no obligation to hire any employee or retain any independent contractor of Seller but is free to do so in its sole discretion. Seller shall remain solely liable for all liabilities and obligations of Seller in its capacity as employer, including all benefits, severance, medical, dental and optical claims, disability payments, insurance claims of any type or nature, and retirement and vacation benefits relating to Sellers' past and present employment of, all current and former employees arising or accruing through the Closing Date. With respect to such employees, Seller shall have sole responsibility for complying with, and shall retain all liabilities and obligations resulting from any noncompliance with, the requirements of COBRA, the WARN Act and any termination of employment caused by reduction in work force, shutdown, plant closure, or other employment termination or practice in connection with Seller's past practices or the transactions contemplated by this Agreement.

                6.2 Covenants of Purchaser.

                        6.2.1 Cooperation; Best Efforts. Purchaser covenants and agrees with Seller to fully cooperate with Seller and with its counsel in connection with any steps required to be taken as part of Purchaser's obligations under this Agreement. Purchaser will use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. Upon Closing, Purchaser shall assume and perform the Assumed Liabilities.

                        6.2.2 Delivery of Shares. Purchaser shall deliver the Shares, other than the Retained Shares, in accordance with Section 2.3 hereof.

                        6.2.3 Hiring of Employees. Subject to the Closing and consummation of the transactions contemplated under this Agreement, Purchaser shall honor the terms of the respective offer letters extended to and executed by the individual employees of Seller identified on Schedule 6.1.10 of the Seller Disclosure Schedule.

                6.3 Non-Competition and Non-Solicitation.

                        6.3.1 Non-Competition. For a period of one year from the Closing Date (the "Restricted Period"), neither Seller nor such employees of Seller as Purchaser may designate shall, unless released from such prohibition in writing by Purchaser (and consistent with such conditions as Purchaser may impose on any such release), anywhere in the world, directly or indirectly, be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with any business engaged in the internet-based delivery of third-party promotional offers over a network of third-party internet sites. Seller and any Person subject to the restrictions of this Section 6.3.1 shall be deemed to be connected with a business if such business is carried on by a partnership in which Seller or such Person is a general or limited partner, consultant or employee or by a corporation or association of which Seller or such Person is a shareholder, officer, director, employee, member, consultant or agent; provided that nothing contained in this Section 6.3 shall prevent the purchase or ownership by Seller or any such Person of five percent (5%) or less of the outstanding shares of any corporation.

                        6.3.2 Non-Solicitation. During the Restricted Period, neither Seller nor such employees of Seller as Purchaser may designate shall, directly or indirectly, solicit, influence or entice any employee, consultant, or independent contractor of Purchaser to cease his or her relationship with Purchaser or solicit, entice or in any way divert any customer or supplier of Purchaser to do business with Seller, or any entity in which a Person restricted by the provisions of section 6.3.1.hereof is an employee, owner, officer, director, shareholder, partner, joint venturer or agent.

                        6.3.3 Reasonableness and Equitable Relief. Seller and Purchaser each agree that adequate consideration has been given for Seller to enter into this Section 6.3 and assume the obligations contained in this Section
6.3. Seller recognizes that (i) the provisions of this Section 6.3 are reasonable and necessary for the protection of Purchaser in light of the consideration paid and payable by Purchaser to Seller under this Agreement, (ii) Purchaser would not have entered into this Agreement or consummated the transactions contemplated hereunder without Seller and the Persons subject to the provisions hereof having agreed to be bound by the provisions of this
Section 6.3, (iii) damages that would be sustained by Purchaser as a result of a breach of this Section 6.3 cannot be adequately remedied by money damages and
(iv) notwithstanding any other provision of this Agreement, in addition to any other remedy Purchaser may have under this Agreement or at law, Purchaser shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Section 6.3.

                6.4 Seller Receivables. On the Closing Date, Seller will provide Purchaser a schedule, which will set forth the list of the trade accounts receivable as of the Closing Date accrued on the books of Seller arising from Seller's operation of the Business and due Seller as of such date, and all other payments, refunds and such other sums as may be due Seller from third parties as of such date in connection with Seller's operation of the Business

(collectively, "Seller Receivables"). Beginning on the first business day following delivery of the referenced schedule, Purchaser shall commence collection of the Seller Receivables with such assistance from Scott Rozic and such other employees of Seller as Purchaser may request from time to time. Purchaser shall have the right to endorse the name of Seller on any checks, drafts or instruments received with respect to the Seller Receivables for deposit to the account of Purchaser in accordance with Purchaser's customary business practice.

                6.5 Meeting of Shareholders. Seller shall take all actions necessary in accordance with its articles of incorporation, bylaws and the California General Corporation Law to obtain from its shareholders the requisite consent and approval to this Agreement and the transactions contemplated hereby either by way of a duly called and convened special meeting of its shareholders or a written consent in lieu of such meeting. The shareholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by Seller's articles of incorporation, bylaws and the California General Corporation Law. Seller will, through Seller's board of directors, recommend to its shareholders to vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereunder.

        7. Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by Purchaser. If any one of the following conditions precedent is not fully satisfied or waived by Purchaser, by the applicable dates set forth below, Purchaser may elect to terminate this Agreement:

                7.1 Accuracy of Representations and Warranties; Compliance With Covenants. The representations and warranties of Seller contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date, and Seller and each Shareholder shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                7.2 Seller's Certificate. Purchaser shall have received a certificate from Seller, dated the Closing Date, substantially in the form of
Exhibit 7.2, certifying that all of the conditions set forth in Section 7 to be fulfilled by Seller have been fulfilled and the representations and warranties of Seller herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

                7.3 Consents; Governmental Filings. There shall have been obtained, in writing, (a) all consents and approvals which the schedules to this Agreement indicate are required to be obtained prior to or on the Closing Date, and (b) estoppel certificates from the lessor(s) of the Real Estate, which consents, approvals and estoppel certificates shall be in form and substance acceptable to Purchaser. All expenses incurred in connection with the obtaining of such consents, approvals and estoppel certificates shall be paid by Seller. All filings and applications required by applicable law to be made with or to any governmental entity in connection with the transactions contemplated by this Agreement shall have been made, and all waiting periods specified by applicable law shall have expired or been earlier terminated, without there being any continuing objection to the transactions contemplated hereby.

                7.4 Opinion of Counsel for Seller. Purchaser shall have received an opinion of counsel for Seller, dated as of the Closing Date, addressed to Purchaser, substantially in the form of Exhibit 7.4 hereto.

                7.5 Legal Proceedings. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement.

                7.6 No Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the business, prospects, assets or results of operation, or in the condition, financial or otherwise, of Seller.

                7.7 Due Diligence. Purchaser and its representatives, accountants and legal counsel shall have been afforded full and free access to corporate books, financial statements, records, contracts, documents, title reports and other information concerning Seller, the Purchased Assets, the Real Estate and the Property, and to the offices and facilities of Seller, shall have been afforded an opportunity to ask such questions of and receive answers from Seller's officers, managers, agents, independent accountants and representatives concerning the business, Seller's operations, prospects, financial condition, assets, liabilities, its status under applicable or potentially applicable Environmental Laws, and other relevant matters as they may have deemed reasonably necessary or desirable, and shall have determined to Purchaser's satisfaction, in its reasonable discretion, that the Real Estate, the Purchased Assets and the Business are as represented herein.

                7.8 Employment Agreements. Purchaser shall have entered into an employment agreement with Scott Rozic, Sarah Remy, Frank Yien, Keith Miscione and such other key employees of Seller as Purchaser may elect in its sole discretion.

                7.9 Escrow Agreement. Purchaser and Seller shall have entered into the Escrow Agreement.

        8. Conditions Precedent to Obligations of Seller. The obligations of Seller to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be expressly waived in writing by Seller. If any one of the following conditions precedent is not fully satisfied, or waived by Seller, by the applicable dates set forth below, Seller may elect to terminate this Agreement:

                8.1 Accuracy of Representations and Warranties; Compliance With Covenants. The representations and warranties of Purchaser contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date. Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                8.2 Purchaser's Certificate. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, substantially in the form of Exhibit 8.2, certifying that all of the conditions set forth in Section
8.1 to be fulfilled by Purchaser have been fulfilled and the representations and warranties of Purchaser herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

                8.3 Governmental Filings. All filings and applications required by applicable law to be made with or to any governmental entity in connection with the transactions contemplated by this Agreement shall have been made and all waiting periods specified by applicable law shall have expired or been earlier terminated without there being any continuing objection to the transactions contemplated hereby.

                8.4 Legal Proceedings. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

                8.5 Escrow Agreement. Purchaser and Seller shall have entered into the Escrow Agreement.

                8.6 Approval of Shareholders of Seller. The requisite number of shareholders of Seller shall have approved this Agreement and the transactions contemplated hereunder on or before the Closing Date.

        9. Indemnification and Survival of Warranties.

                9.1 Indemnification.

                        9.1.1 By Seller. Seller agrees to indemnify Purchaser and to hold Purchaser harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees incurred by Purchaser by (i) reason of a breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, or in any other instrument or agreement related hereto or executed in connection herewith, or in any written statement or certificate delivered to Purchaser or any agent of Purchaser in connection with this Agreement or the transactions contemplated hereby or (ii) operation of Article 6 of the Uniform Commercial Code as codified in California. As used in this Section 9.1.1, the term "Purchaser" shall include Purchaser and any affiliate company and each officer and director of Purchaser or any affiliated company.

                        9.1.2 By Purchaser. Purchaser agrees to indemnify Seller and each Shareholder, and to hold Seller and each Shareholder harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees, incurred by Seller by reason of a breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement, or in any other instrument or agreement related hereto or certificate delivered to Seller in connection with this Agreement or the transactions contemplated hereby. As used in this Section 9.1.2, the term "Seller" shall include each officer and director of Seller.

                        9.1.3 Notice. The party entitled to indemnification hereunder (the "Indemnitee") shall promptly notify in writing the party against whom indemnification is sought hereunder (the "Indemnitor") of any matters which may give rise to the right to indemnification hereunder.

                        9.1.4 Claims. If the Indemnitee is threatened with any claim or any claim is presented to, or any action or proceeding commenced against, the Indemnitee which may give rise to the right of indemnification hereunder, the Indemnitee will promptly give written notice thereof to the Indemnitor. The Indemnitor, by delivery of written notice to the Indemnitee within twenty (20) days of receipt of written notice for indemnity from the Indemnitee, may elect to contest such claim, action or proceeding, in which event such contest shall be conducted in such manner as the Indemnitor deems necessary or advisable; provided, however, that (a) such written notice shall be accompanied by a written acknowledgment of the Indemnitor's liability for the indemnified liabilities and any further loss, damage or expense which the Indemnitee might suffer as a result of the election to contest such claim, action or proceeding, (b) the counsel undertaking the defense of such claim, action or proceeding shall be reasonably acceptable to the Indemnitee, and (c) if the Indemnitee requests in writing that such claim, action or proceeding not be contested, then it shall not be contested but shall also not be covered by the indemnities provided herein. The Indemnitor shall not have the right to settle an indemnifiable matter except with the consent of the Indemnitee which shall not be unreasonably withheld, after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnitee and, if the Indemnitor is able to achieve such settlement, the Indemnitor may satisfy its obligations with respect to such indemnified liabilities by consummating such settlement. If the Indemnitor does not elect to contest an indemnifiable matter, the Indemnitee shall have the right to prosecute, defend, compromise, settle or pay any claim, but the Indemnitee shall not be obligated to do so. The Indemnitee and the Indemnitor shall cooperate with each other in connection with any matter or claim for indemnification.

                        9.1.5 Effect of Failure to Give Notice. Failure to give any notice shall not affect an Indemnitee's right to indemnity except to the extent the Indemnitor has been materially prejudiced thereby.

                9.2 Indemnity Set-Off. From time to time beginning immediately after the Closing Date and continuing until the Settlement Date, Purchaser shall be entitled to set off against the balance of the Purchase Price any amount of money for which Purchaser is entitled to be indemnified under this Section 9. In the event that Purchaser exercises such set-off right, Purchaser shall give written notice to Seller of such exercise setting forth a general description of the grounds upon which Purchaser is entitled to indemnification. In addition to its rights under this Section 9.2, Purchaser shall be entitled to pursue all legal and equitable remedies for the indemnification provided by this Section 9 or to which Purchaser may otherwise be entitled under applicable law. The aggregate sum that is set off pursuant to this Section 9.2 against the Purchase Price shall be converted to and expressed as that number of Shares equal to the quotient of such aggregate sum divided by $2.00. The resulting Share amount is referred to herein as the "Indemnity Amount" and shall be applied against the Retained Shares on the Settlement Date in accordance with Section 2.5.2 hereof.

                9.3 Survival. Notwithstanding any investigation made by Seller or Purchaser, the representations and warranties of Seller and of Purchaser contained in this Agreement and all statements contained in any certificate or other instrument delivered by Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby (which shall be deemed to be representations and warranties of such party hereunder) shall survive the Closing only until the first anniversary of the Closing Date.

                9.4 Minimum. Notwithstanding any other provision in this Section 9, an Indemnitee shall be entitled to indemnification for losses, damages, costs and expenses only if and to the extent the aggregate indemnifiable amount (but not as to each occasion) exceeds Twelve Thousand Five Hundred Dollars (U.S. $12,500).

                9.5 Nonexclusive. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other further assertion or exercise thereof.

                9.6 Dispute Resolution. In the event of a dispute between the parties with respect to any claim for indemnification under this Section 9 hereof, such dispute shall be submitted to mediation for resolution before an impartial mediator experienced in commercial matters generally mutually agreeable to the parties. The mediation shall be held in Seattle pursuant to Washington law, the decision thereof shall be binding and enforceable in a court of competent jurisdiction, and the costs thereof shall be awarded to the substantially prevailing party.

        10. Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of Seller and Purchaser or by the nonbreaching party in the event of a material breach of a representation, warranty or covenant, and may be terminated at the election of either party if the Closing has not occurred prior to December 15, 2000; provided, however, that the right to terminate this Agreement under this clause shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the Closing to occur on or before the date specified in Section 3.1.

        11. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, or deposited in the mail, postage prepaid, sent certified or registered, or delivered to an overnight carrier or sent by facsimile and addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally, by U.S. Postal Service by overnight carrier or by facsimile shall be deemed to be received on the date of delivery. Notices shall be sent as follows:

TO PURCHASER:                                   TO SELLER:

     Aptimus, Inc.                              XMarkstheSpot, Inc.
     95 South Jackson St., Suite 300            657 Mission St., Suite 200
     Seattle, Washington  98104                 San Francisco, California 94105
     Attention:  David H. Davis                 Attention:  Scott Rozic
     (tel) 206-441-9100x1499                    (tel) 415-896-2123x201
     (fax) 206-441-9661                         (fax) 415-896-2561

     (email) daved@aptimus.com                  (email) srozic@xmarksthespot.com

        12. General.

                12.1 Amendment. The parties hereto may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of all parties hereto.

                12.2 Entire Understanding. The terms set forth in this Agreement supersede all previous discussions, understandings and agreements between them with respect to the subject matter hereof, including, without limitation, that certain letter of intent by and between the Seller and Purchaser, dated October 31, 2000, and are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any additional terms.

                12.3 Waivers. Any terms, covenants, representations, warranties or agreements of any party hereto may be waived at any time by an instrument in writing executed by the party for whose benefit such terms exist. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

                12.4 Headings. The headings preceding the text of the Sections of this Agreement are for convenience only and shall not be deemed parts thereof.

                12.5 Applicable Law. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts executed and to be fully performed in such State by citizens of such State. The federal and state courts situated in King County, Washington shall be the exclusive forum for the litigation of any dispute relating to this Agreement. Each party hereto hereby consents to the jurisdiction and venue of such courts and waives any defense of inconvenient forum.

                12.6 Bulk Sales. Purchaser hereby waives compliance with the Bulk Sales laws of the State of California and Seller agrees to indemnify and hold harmless Purchaser from, and reimburse Purchaser for, any and all claims, liabilities or obligations that Purchaser may suffer or incur by virtue of such noncompliance.

                12.7 Parties in Interest; Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not. Purchaser may without the consent of Seller assign its rights hereunder to any corporation controlling, controlled by or under common control with Purchaser or any general or limited partnership in which Purchaser is a general partner, but no such assignment shall relieve Purchaser from liability for breach of any of its obligations hereunder, including without limitation, its indemnity obligations set forth in Section 9 hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereto shall otherwise be assigned without the prior written consent of the other parties.

                12.8 Publicity. Prior to the closing of this Agreement, neither of the parties hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party, unless Purchaser determines on the advice of securities counsel that disclosure is required by applicable securities laws in which event Purchaser will give Seller reasonable advance notice of such disclosure.

                12.9 Attorneys' Fees. In the event of any action to enforce any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof).

                IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

APTIMUS, INC.,                              XMARKSTHESPOT, INC.,
a Washington corporation                    a California corporation


By  /s/ TIMOTHY C. CHOATE                   By  /s/ SCOTT ROZIC
   ------------------------------------        ---------------------------------
   Timothy C. Choate, President & CEO          Scott Rozic, President & CEO

Exhibits
- --------
C                 Stockholders Voting Agreement
3.2.1             Bill of Sale
7.2               Form of Seller's Certificate
7.4               Form of Seller's legal opinion
8.2               Form of Purchaser's Certificate

                                    EXHIBIT C


                          SHAREHOLDER VOTING AGREEMENT

        THIS SHAREHOLDER VOTING AGREEMENT ("Voting Agreement") is entered into as of November ____, 2000, by and between Aptimus, Inc., a Washington corporation ("Purchaser"), and ______________________ ("Shareholder").

                                    RECITALS

A. Purchaser and XMarkstheSpot, Inc., a California corporation (the "Company"), are entering into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), which provides (subject to the conditions set forth therein) for the purchase of substantially all of the assets and the assumption of certain liabilities of Company by Purchaser (the "Acquisition").

B. In order to induce Purchaser to enter into the Purchase Agreement, Shareholder is entering into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

                For purposes of this Voting Agreement:

                (a) "COMPANY COMMON STOCK" shall mean the common stock, no par value per share, of the Company.

                (b) "COMPANY PREFERRED STOCK" shall mean the preferred stock, no par value per share, of the Company.

                (c) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Purchase Agreement is validly terminated, or (ii) the date upon which the Acquisition becomes effective.

                (d) Shareholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Shareholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

                (e) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                (f) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and Company Preferred Stock and all options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                (g) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2. TRANSFER OF SUBJECT SECURITIES

        2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Purchaser may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

        2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. VOTING OF SHARES

        3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

                (a) at any meeting of stockholders of the Company, however called, Shareholder shall (unless otherwise directed in writing by Purchaser) cause all outstanding shares of Company Common Stock and Company Preferred Stock that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Purchase Agreement and the approval of the Acquisition, and in favor of each of the other actions contemplated by the Purchase Agreement; and

                (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Purchase Agreement, with respect to the approval of the Acquisition or with respect to any of the other actions contemplated by the Purchase Agreement, Shareholder shall (unless otherwise directed in writing by Purchaser) cause to be executed, with respect to all outstanding shares of Company Common Stock and Company Preferred Stock that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

        3.2 PROXY; FURTHER ASSURANCES.

                (a) Contemporaneously with the execution of this Voting
Agreement: (i) Shareholder shall deliver to Purchaser a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Shareholder shall cause to be delivered to Purchaser an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock and Company Preferred Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Shareholder.

                (b) Shareholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Purchaser the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

        Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Acquisition or any related transaction that Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock or Company Preferred Stock Owned by Shareholder.

SECTION 5. NO SOLICITATION

        Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall ensure that his agents, employees, attorneys, and any other Person working, directly or indirectly, for or on behalf of Shareholder (together "Representatives") do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of the acquisition of Company, any merger or consolidation with or involving Company, or acquisition of any material portion of the capital stock or assets of Company (an "Acquisition Transaction") or any proposal therefor, or take any action that could reasonably be expected to lead to an Acquisition Transaction or any proposal therefor; (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Transaction or a proposal therefor or a potential Acquisition Transaction or proposal therefor; or (iii) engage in discussions with any Person with respect to any Acquisition Transaction or proposal therefor. Shareholder shall immediately cease and discontinue, and Shareholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person (other than Purchaser) that relate to any Acquisition Transaction or proposal therefor.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder hereby represents and warrants to Purchaser as follows:

        6.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6.2 NO CONFLICTS OR CONSENTS

                (a) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his or its affiliates or properties is or may be bound or affected.

                (b) The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

        6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock and Company Preferred Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Shareholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Acquisition as if made on that date.

SECTION 7. ADDITIONAL COVENANTS OF SHAREHOLDER

        7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Shareholder shall (at Shareholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Shareholder's sole expense) take such further actions, as Purchaser may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        7.2 LEGEND. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Shareholder of Ownership of any shares of Company Common Stock or Company Preferred Stock prior to the Expiration Date), upon the written request of Purchaser, Shareholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock, Company Preferred Stock or other securities of the Company Owned by Shareholder bears a legend in the following form:

        THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF NOVEMBER _____, 2000, BETWEEN THE HOLDER HEREOF AND APTIMUS, INC., AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8. MISCELLANEOUS

        8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Shareholder in this Voting Agreement shall survive (i) the consummation of the Acquisition,
(ii) any termination of the Purchase Agreement, and (iii) the Expiration Date.

        8.2 INDEMNIFICATION. Shareholder shall hold harmless and indemnify Purchaser and Purchaser's affiliates from and against, and shall compensate and reimburse Purchaser and Purchaser's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Purchaser or any of Purchaser's affiliates, or to which Purchaser or any of Purchaser's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or (b) any failure on the part of Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

        8.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        8.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

                if to Shareholder:

                     at the address set forth below Shareholder's signature on the signature page hereof if to Purchaser:

                     Aptimus, Inc.
                     95 South Jackson St., Suite 300
                     Seattle, WA 98104
                     Attn: General Counsel
                     Fax: (206)441-9100x1499

        8.5 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        8.6 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        8.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Purchaser and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Purchaser and its successors and assigns) any rights or remedies of any nature.

        8.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Purchaser shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Purchaser nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        8.9 NON-EXCLUSIVITY. The rights and remedies of Purchaser under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Purchaser under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

        8.10 GOVERNING LAW; VENUE.

                (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Washington (without giving effect to principles of conflicts of laws).

                (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in King County, Washington. Shareholder:

                (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in King County, Washington (and each appellate court located in the State of Washington), in connection with any such legal proceeding;

                (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in
        Section 8.4 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                (iii) agrees that each state and federal court located in King County, Washington, shall be deemed to be a convenient forum; and

                (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in King County, Washington, any claim that Shareholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.10 shall be deemed to limit or otherwise affect the right of Purchaser to commence any legal proceeding or otherwise proceed against Shareholder in any other forum or jurisdiction.

                (c) SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

        8.11 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        8.12 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        8.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.14 WAIVER. No failure on the part of Purchaser to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Purchaser in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Purchaser shall not be deemed to have waived any claim available to Purchaser arising out of this Voting Agreement, or any power, right, privilege or remedy of Purchaser under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        8.15 CONSTRUCTION.

                (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

                (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

        IN WITNESS WHEREOF, Purchaser and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

                                            APTIMUS, INC.


                                            By:
                                               ---------------------------------
                                               Timothy C. Choate,
                                               President and CEO

                                            SHAREHOLDER (NATURAL PERSONS):


                                            ------------------------------------

                                            Name:
                                                 -------------------------------

                                            Address:
                                                    ----------------------------

                                            ------------------------------------

                                            Facsimile:
                                                      --------------------------

                                            SHAREHOLDER (ENTITIES):


                                            Name of Shareholder:

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                            Address:
                                                    ----------------------------

                                            ------------------------------------


                                            Facsimile:
                                                      --------------------------

Shares Held of Record      Options and Other Rights      Additional Securities Beneficially Owned
- ---------------------      ------------------------      ----------------------------------------





                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY


        The undersigned Shareholder of XMarkstheSpot, Inc., a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Timothy C. Choate, John Wade, David H. Davis, Aptimus, Inc., a Washington corporation ("Purchaser"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Purchaser and the undersigned (the "Voting Agreement"), and is granted in consideration of Purchaser entering into the Asset Purchase Agreement, dated as of the date hereof, among Purchaser and Company (the "Purchase Agreement").

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Purchase Agreement or the effective date of the acquisition contemplated thereby (the "Acquisition") at any meeting of the Shareholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval and adoption of the Purchase Agreement and the approval of the Acquisition, and in favor of each of the other actions contemplated by the Purchase Agreement.

        The undersigned may vote the Shares on all other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        This proxy shall terminate upon the earlier of the valid termination of the Purchase Agreement or the effective date of the Acquisition.

Dated:  November ______, 2000.

                                            SHAREHOLDER (NATURAL PERSONS):


                                            ------------------------------------

                                            Name:
                                                 -------------------------------


                                            SHAREHOLDER (ENTITIES):


                                            Name of Shareholder:
                                                                ----------------

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------



                                            Number of shares of common stock of
                                            the Company owned of record as of
                                            the date of this proxy:

                                            ------------------------------------

                                            Number of shares of preferred stock
                                            of the Company owned of record as of
                                            the date of this proxy:

                                            ------------------------------------

                                  Exhibit 3.2.1

                                  BILL OF SALE

        Pursuant to the Closing of that certain Asset Purchase Agreement, dated as of November 22, 2000 (the "Agreement"), by and among XMarkstheSpot, Inc. ("Seller") and Aptimus, Inc. ("Purchaser"), Seller does hereby sell, assign and transfer unto Purchaser all right, title and interest in and to the Purchased Assets, as that term is defined in the Agreement.

        Seller hereby constitutes and appoints Purchaser as Seller's true and lawful attorney and attorneys, with full power of substitution in Seller's name, place and stead, on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Purchased Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from to time to institute and prosecute in Purchaser's name, or otherwise, for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser may deem proper in order to collect or reduce to its possession any of the Purchased Assets, and to do all acts and things relating to the Purchased Assets which Purchaser shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller and shall not be affected by its dissolution or in any manner or for any reason whatsoever.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ___ day of __________ 2000.

                                            XMarkstheSpot, Inc.




                                            By:
                                               ---------------------------------
                                               Scott Rozic, President & CEO

                                   Exhibit 7.2

                          FORM OF SELLER'S CERTIFICATE


        The undersigned, Scott Rozic, does hereby certify that:

        1. I am the duly elected and acting President of XMarkstheSpot, Inc. ("XMTS"), a party to that certain Asset Purchase Agreement, dated as of November 22, 2000, by and among XMTS and Aptimus, Inc. (the "Agreement"), and I am authorized by XMTS to execute and deliver this Certificate pursuant to Section
7.2 of the Agreement.

        2. The representations and warranties of XMTS contained in the Agreement are true and correct as of the date hereof as though such representations and warranties are made on the date hereof.

        3. XMTS has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by XMTS on or prior to the date hereof.

        Dated: November _________ , 2000.


                                            XMARKSTHESPOT, INC.

                                            ------------------------------------
                                            Scott Rozic, President & CEO

                                   Exhibit 8.2

                         FORM OF PURCHASER'S CERTIFICATE


        The undersigned, Timothy C. Choate, does hereby certify that:

        1. I am the President of Aptimus, Inc. ("Purchase"), a party to that certain Asset Purchase Agreement dated as of November 22, 2000, by and among Purchaser and XMarkstheSpot, Inc. (the "Agreement"), and I am authorized by Purchaser to execute and deliver this Certificate pursuant to Section 8.2 of the Agreement.

        2. The representations and warranties of Purchaser contained in the Agreement are true and correct as of the date hereof as though such representations and warranties are made on the date hereof.

        3. Purchaser has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by Purchaser on or prior to the date hereof.

        Dated: November ____________, 2000.

                                            APTIMUS, INC.



                                            ------------------------------------
                                            Timothy C. Choate, President & CEO